UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reports): November 26, 2018

Dominion Energy Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-36684	46-5135781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (804) 819-2000

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 26, 2018, Dominion Energy Midstream Partners, LP (DM) and Dominion Energy Midstream GP, LLC (DM General Partner and, together with DM, the DM Parties) entered into an Agreement and Plan of Merger (the Merger Agreement) with Dominion Energy, Inc. (Dominion Energy) and its indirect wholly owned subsidiary Tredegar Street Merger Sub, LLC (Merger Sub, and together with Dominion Energy, the Parent Parties). Pursuant to the Merger Agreement, Merger Sub will be merged with and into DM, with DM being the surviving entity (the Merger).

Under the terms of the Merger Agreement, each outstanding common unit representing limited partner interests in DM (the DM Common Units) that is held immediately before the closing of the Merger by a unitholder other than Dominion Energy and any entities that are partially or wholly owned, directly or indirectly, by Dominion Energy (such units, the DM Public Common Units) will be converted into the right to receive 0.2492 shares of validly issued, fully paid and non-assessable Dominion Energy common stock, without par value (the Dominion Energy Common Stock). Cash will be paid in lieu of any issuance of fractional shares of Dominion Energy Common Stock. Furthermore, if the record date for the regular quarterly cash dividend on the Dominion Energy Common Stock that is paid or payable during the calendar quarter ending March 31, 2019 occurs prior to the closing of the Merger, then each holder of DM Public Common Units outstanding immediately before the closing of the Merger will also be entitled to receive an amount of cash, without interest, equal to the Dominion Energy 2019 first quarter dividend that they would have been entitled to receive if (i) the closing of the Merger had occurred before the record date for the Dominion Energy 2019 first quarter dividend and (ii) on such record date, the holder of the DM Public Common Units held the number of whole shares of Dominion Energy Common Stock that such holder is entitled to receive under the conversion formula described in the preceding sentence.

In addition, under the terms of the DM partnership agreement, each outstanding Series A preferred unit representing limited partner interests in DM (the DM Series A Preferred Units) that is held immediately before the closing of the Merger by a unitholder other than Dominion Energy and any entities that are partially or wholly owned, directly or indirectly, by Dominion Energy (such units, the DM Public Series A Preferred Units), shall, immediately before the closing of the Merger, at the election of the holders of such units, either (i) convert into DM Public Common Units, (ii) be redeemed for cash or DM Public Common Units, in the sole discretion of DM or (iii) remain outstanding. Each holder of DM Public Common Units following such elections shall receive the merger consideration described above for their DM Public Common Units.

All DM Common Units, other than the DM Public Common Units, and all DM Series A Preferred Units that remain outstanding at the closing of the Merger, will remain outstanding following the Merger. Under the terms of the Merger Agreement, the closing of the Merger will occur no earlier than the day following the record date for the regular quarterly cash distribution on the DM Common Units that is paid or payable during the calendar quarter ending March 31, 2019.

The conflicts committee (the DM Conflicts Committee) of the board of directors of DM General Partner (the DM Board) has, by unanimous vote, in good faith, approved the Merger Agreement and the transactions contemplated thereby, including the Merger, determined that they are in the best interests of DM and the holders of DM Public Common Units, and resolved to approve and recommend the approval of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, to the DM Board. Based upon such approval, the DM Board has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, directed that the Merger Agreement be submitted to a vote of holders of DM Common Units and DM Series A Preferred Units and authorized the holders of such units to act by written consent.

The Board of Directors of Dominion Energy has approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger and the issuance of Dominion Energy Common Stock in connection with the Merger. The approval of the shareholders of Dominion Energy is not required in order to complete the transactions contemplated by the Merger Agreement.

The Merger Agreement contains customary representations, warranties, covenants and termination provisions. Consummation of the Merger is subject to the satisfaction or waiver of certain specified closing conditions, including, among other things: (i) the approval of the Merger Agreement and the Merger by DM’s unit holders; (ii) the effectiveness of a registration statement on Form S-4 with respect to the Dominion Energy Common Stock issuance in connection with the Merger and (iii) other customary closing conditions.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and the terms of which are incorporated herein by reference.

The Merger Agreement is incorporated herein by reference to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about DM, Dominion Energy, the other parties to the Merger Agreement or any of their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of DM, Dominion Energy, the other parties to the Merger Agreement or any of their respective subsidiaries and affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by DM and Dominion Energy. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Merger that will be contained in, or incorporated by reference into, the consent statement/prospectus that the parties will be filing in connection with the Merger, as well as in the other filings that each of DM and Dominion Energy make with the Securities and Exchange Commission (SEC).

FORWARD-LOOKING STATEMENTS

This report contains statements that constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The statements relate to, among other things, expectations, estimates and projections. We have used the words “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “outlook”, “plan”, “predict”, “project”, “should”, “strategy”, “target”, “will”, “would”, “potential” and similar terms and phrases to identify forward-looking statements in this report. Such forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, and may include, but are not limited to: statements about the anticipated benefits of the proposed transaction, including future financial and operating results, the attractiveness of the value to be received by the parties to the proposed transaction, DM’s plans, objectives, expectations and intentions, the timing of future events, the anticipated impact of the transaction on future cash flows, future earnings guidance and credit profile, and descriptions relating to these expectations. Other risk factors for DM’s and Dominion Energy’s businesses are detailed from time to time in DM’s and Dominion Energy’s quarterly reports on Form 10-Q or most recent annual report on Form 10-K filed with the SEC. All statements relating to events or developments that we expect or anticipate will occur in the future are forward-looking statements, and DM’s ability to predict results or the actual effect of future events is inherently uncertain. Although DM believes that the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that actual outcomes and results will not differ materially from what is expressed in such forward-looking statements. There can be no assurance that the transaction will close.

Forward-looking statements in this document are based on information available as of the date of this document, which such information is subject to change at any time. DM undertakes no obligation to update any forward-looking statement to reflect developments after the statement is made.

Item 7.01	Regulation FD Disclosure

On November 26, 2018, DM and Dominion Energy issued a joint press release announcing the execution of the Merger Agreement. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger dated as of November 26, 2018 by and among Dominion Energy, Inc., Tredegar Street Merger Sub, LLC, Dominion Energy Midstream Partners, LP, and Dominion Energy Midstream GP, LLC

99.1**	Joint Press Release, dated November 26, 2018

*	Furnished herewith
**	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

Important additional information

In connection with the proposed transaction between Dominion Energy Midstream Partners, LP and Dominion Energy, Inc., Dominion Energy will file with the SEC a Registration Statement on Form S-4 that will include a combined Consent Statement of DM and Prospectus of Dominion Energy, as well as other relevant documents concerning the proposed transaction. The proposed transaction involving DM and Dominion Energy will be submitted to the holders of DM’s Common Units and Series A Preferred Units for their consideration. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Holders of DM’s Common Units and Series A Preferred Units are urged to read the registration statement and the consent statement/prospectus regarding the transaction when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

Holders of DM’s Common Units and Series A Preferred Units will be able to obtain a free copy of the definitive consent statement/prospectus, as well as other filings containing information about DM and Dominion Energy, without charge, at the SEC’s website (http://www.sec.gov). Copies of the consent statement/prospectus and the filings with the SEC that will be incorporated by reference in the consent statement/prospectus can also be obtained, without charge, by directing a request to Dominion Energy, Inc., 120 Tredegar Street, Richmond, Virginia 23219, Attention: Corporate Secretary, Corporate.Secretary@dominionenergy.com, or to Dominion Energy Midstream Partners, LP, 120 Tredegar Street, Richmond, Virginia 23219, Attention: Corporate Secretary, Corporate.Secretary@dominionenergy.com.

Participants in the solicitation

DM, Dominion Energy, and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of consents in respect of the proposed transaction. Information regarding DM’s directors and executive officers is available in its Annual Report on Form 10-K, which was filed with the SEC on February 27, 2018 and certain of its Current Reports on Form 8-K. Information regarding Dominion Energy’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 23, 2018, Dominion Energy’s Annual Report on Form 10-K, which was filed with the SEC on February 27, 2018 and certain of its Current Reports on Form 8-K. Other information regarding the participants in the consent solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the consent statement/prospectus and other relevant materials filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY MIDSTREAM PARTNERS, LP
Registrant

	By:	Dominion Energy Midstream GP, LLC
its general partner

/s/ James R. Chapman
	Name:	James R. Chapman
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: November 26, 2018